Exhibit 99.1

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the Proxy Statement and to Attend the Special Meeting, please go to https://www.cstproxy.com/gryphondigitalmining/ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED GRYPHON DIGITAL MINING, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [ ] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints [ ] and [ ], and each of them, as proxies, each with power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gryphon Digital Mining, Inc . held of record by the undersigned at the close of business on [ ], at the Special Meeting of Stockholders of Gryphon Digital Mining, Inc . to be held virtually at : https : //www . cstproxy . com/gryphondigitalmining/ on [ ] at 10 : 00 a . m . Eastern Time or at any adjournment or postponement thereof . THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED . IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 10 , AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING . THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS . (CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 10 ABSTAIN AGAINST FOR ܆ ܆ ܆ 1 . To approve (a) the issuance of Combined Common Stock, which will represent more than 20 % of the shares of Gryphon Common Stock outstanding immediately prior to the Mergers, to stockholders of ABTC as Merger Consideration pursuant to the terms of the Merger Agreement and the transactions contemplated therein and (b) the change of control resulting from such issuance and the Mergers, pursuant to Nasdaq Listing Rule 5635 (a) and 5635 (b), respectively . ܆ ܆ ܆ 2 . To approve and adopt, assuming the Stock Issuance Proposal is approved, the Proposed Charter in the form attached to this proxy statement, prospectus as Annex B . To approve, on an advisory and non - binding basis, the following five separate proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions ܆ ܆ ܆ 3 . To change the corporate name of the Combined Company to “American Bitcoin Corp” at and from the time of the mergers . ܆ ܆ ܆ 4 . To change the total number of authorized shares of capital stock of the Combined Company to 735 , 000 , 000 , 000 shares, consisting of : (i) 635 , 000 , 000 , 000 shares of common stock, $ 0 . 0001 par value per shares, comprised of (a) 500 , 000 , 000 , 000 shares of Class A Common Stock, (b) 10 , 000 , 000 , 000 shares of Class B Common Stock and (c) 125 , 000 , 000 , 000 shares of Class C Common Stock ; and (ii) 100 , 000 , 000 , 000 shares of preferred stock, $ 0 . 0001 par value per shares . ABSTAIN AGAINST FOR ܆ ܆ ܆ 5. To provide for each outstanding share of Class A Common Stock to be entitled to one vote per shares, Class B Common Stock to be entitled to 10,000 votes per shares and Class C Common Stock to be entitled to ten (10) votes per shares. ܆ ܆ ܆ 6. To permit any action that is required or permitted to be taken by the stockholders of the Combined Company to be effected by written consent in lieu of a meeting until the Voting Threshold Date and after the Voting Threshold Date, no action shall be permitted to be taken the stockholder of the Combined Company by written consent. ܆ ܆ ܆ 7. To require the affirmative vote of a supermajority of the holders of capital stock of the Combined Company for certain amendments to the Proposed Charter. ܆ ܆ ܆ 8. To approve, on an advisory and non - binding basis, the “golden parachute” compensation payments that will or may be made by Gryphon to its named executive officers in connection with the Mergers, as required by the Dodd - Frank Wall Street Reform and Consumer Protection Act of 2010. ܆ ܆ ܆ 9. To approve, assuming the Stock Issuance Proposal and the Charter Proposal are approved, the 2025 Plan, in the form attached to this proxy statement/prospectus as Annex G. ܆ ܆ ܆ 10. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, at the determination of the Gryphon Board or the chairman of the CONTROL NUMBER: Signature Signature, if held jointly Date , 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. [NAME] [ADDRESS 1] [ADDRESS 2] [CITY, STATE, ZIP]